Exhibit 10.1(b)(ii)
AMENDMENT NO. 1

Dated as of July 31, 2023

To

SIXTH AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

Dated as of April 8, 2022

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of July 31, 2023 by and among The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), each other Grantor party to the Existing Guarantee and Collateral Agreement (as defined below) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), under that certain Sixth Amended and Restated Guarantee and Collateral Agreement, dated as of April 8, 2022, by and among the Company, the other Grantors (as defined therein) from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the date hereof, the “Existing Guarantee and Collateral Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Guarantee and Collateral Agreement or the Credit Agreement (as defined in the Amended Guarantee and Collateral Agreement), as applicable.

WHEREAS, the Grantors and the Administrative Agent have agreed to amend the Existing Guarantee and Collateral Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Administrative Agent hereby agree to enter into this Amendment.

1.Amendments to the Credit Agreement. The parties hereto agree that, effective as of the Amendment Effective Date (as defined below), (a) the Existing Guarantee and Collateral Agreement (including Annex 1 thereto, but excluding all existing Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Guarantee and Collateral Agreement (including Annex 1 thereto, but excluding all existing Schedules thereto) attached as Annex A hereto and (b) the Existing Guarantee and Collateral Agreement is hereby amended to (i) restate Schedule 5 in its entirety and (ii) add Schedules 6, 7 and 8 and Annexes 2, 3 and 4, in each case as set forth on Annex B hereto (the Existing Credit Agreement as so amended by clauses (a) and (b), the “Amended Guarantee and Collateral Agreement”).

2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent (the date of such satisfaction, the “Amendment Effective Date”) that the Administrative Agent (or its counsel) shall have received counterparts (or written evidence reasonably satisfactory to the Administrative Agent that such party has signed a counterpart) of this Amendment duly executed by (a) each Grantor and (b) the Administrative Agent.

3.Representations and Warranties of the Grantors. Each Grantor hereby represents and warrants to the Administrative Agent, on and as of the Amendment Effective Date, that this Amendment and the Amended Guarantee and Collateral Agreement constitute legal, valid and binding obligations of such Grantor, enforceable against such Grantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.Grant, Consent and Reaffirmation. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Collateral now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the Grantors consents to this Amendment and reaffirms the terms and conditions of the Amended Guarantee and Collateral Agreement and any other Loan Document executed by such Grantor and acknowledges and agrees that the Amended Guarantee and Collateral Agreement and each and every such Loan Document executed by such Grantor in connection with the Amended Guarantee and Collateral Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

5.Reference to and Effect on the Loan Documents.

(a)    Upon and after the Amendment Effective Date, each reference to the Guarantee and Collateral Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Guarantee and Collateral Agreement.

(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Amended Guarantee and Collateral Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)    This Amendment is a Loan Document under (and as defined in) the Credit Agreement.

6.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7.Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

(a)    submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court;

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(b)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in paragraph (a) of this Section. Each Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c)    agrees that service of process in any such action or proceeding may be effected in accordance with Section 9.01 of the Credit Agreement; and

(d)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in Section 9.03(d) of the Credit Agreement any special, indirect, consequential or punitive damages.

8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

THE SCOTTS MIRACLE-GRO COMPANY, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

THE SCOTTS COMPANY LLC, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

HYPONEX CORPORATION, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

SCOTTS MANUFACTURING COMPANY, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

SCOTTS TEMECULA OPERATIONS, LLC, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

SMG GROWING MEDIA, INC., as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to
Sixth Amended and Restated Guarantee and Collateral Agreement dated as of April 8, 2022
The Scotts Miracle-Gro Company

MIRACLE-GRO LAWN PRODUCTS, INC., as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

OMS INVESTMENTS, INC., as a Grantor By: /s/ GREGORY A. LIENING Name: Gregory A. Liening Title: President and Chief Executive Officer

SCOTTS PRODUCTS CO., as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

SCOTTS PROFESSIONAL PRODUCTS CO., as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

SCOTTS-SIERRA INVESTMENTS LLC, as a Grantor By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President and Treasurer

SWISS FARMS PRODUCTS, INC., as a Grantor By: /s/ GREGORY A. LIENING Name: Gregory A. Liening Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to
Sixth Amended and Restated Guarantee and Collateral Agreement dated as of April 8, 2022
The Scotts Miracle-Gro Company

SANFORD SCIENTIFIC, INC., as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

ROD MCLELLAN COMPANY, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

SMGM LLC, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

GENSOURCE, INC., as a Grantor By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Treasurer

HAWTHORNE HYDROPONICS LLC, as a Grantor By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President and Treasurer

HGCI, INC., as a Grantor By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President

Signature Page to Amendment No. 1 to
Sixth Amended and Restated Guarantee and Collateral Agreement dated as of April 8, 2022
The Scotts Miracle-Gro Company

THE HAWTHORNE GARDENING COMPANY, as a Grantor By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President and Treasurer

1868 VENTURES LLC, as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

SCOTTS LIVE GOODS HOLDINGS, INC., as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

AEROGROW INTERNATIONAL, INC., as a Grantor By: /s/ MATTHEW E. GARTH Name: Matthew E. Garth Title: Executive Vice President and Chief Financial Officer

THE HAWTHORNE COLLECTIVE, INC., as a Grantor By: /s/ MARK J. SCHEIWER Name: Mark J. Scheiwer Title: Vice President

Signature Page to Amendment No. 1 to
Sixth Amended and Restated Guarantee and Collateral Agreement dated as of April 8, 2022
The Scotts Miracle-Gro Company

JPMORGAN CHASE BANK, N.A., Administrative Agent By: /s/ RUPAM AGRAWAL Name: Rupam Agrawal Title: Vice President

Signature Page to Amendment No. 1 to
Sixth Amended and Restated Guarantee and Collateral Agreement dated as of April 8, 2022
The Scotts Miracle-Gro Company

ANNEX A

Amended Guarantee and Collateral Agreement

Attached

TABLE OF CONTENTS
Page
SECTION 1.	DEFINED TERMS	~~4~~2

1.1.	Definitions	~~4~~2
1.2.	Other Definitional Provisions	~~6~~5

SECTION 2.	BORROWER GUARANTEE	~~7~~6

2.1.	~~Borrower~~Company Guarantee	~~7~~6
2.2.	No Subrogation	~~7~~6
2.3.	Amendments, ~~etc.~~Etc. with respect to the ~~Subsidiary Borrower~~ Obligations	~~8~~6
2.4.	Guarantee Absolute and Unconditional	~~8~~7
2.5.	Reinstatement	~~9~~7
2.6.	Payments	~~9~~8
2.7.	Keepwell	~~9~~8

SECTION 3.	DOMESTIC SUBSIDIARY GUARANTEE	~~9~~8

3.1.	Domestic Subsidiary Guarantee	~~9~~8
3.2.	Right of Contribution	~~10~~9
3.3.	No Subrogation	~~10~~9
3.4.	Amendments, ~~etc.~~Etc. with respect to the ~~Borrower Obligations and the Borrower’s Guarantor~~ Obligations	~~11~~9
3.5.	Guarantees Absolute and Unconditional	~~11~~10
3.6.	Reinstatement	~~12~~10
3.7.	Payments	~~12~~10
3.8.	Keepwell	~~12~~11

SECTION 4.	GRANT OF SECURITY INTEREST	~~12~~11

SECTION 5.	REPRESENTATIONS AND WARRANTIES	~~13~~12

5.1.	Title; No Other Liens	~~13~~12
5.2.	Perfected First Priority Liens	~~14~~12
5.3.	Jurisdiction of Organization	~~14~~12
5.4.	Domestic Subsidiaries	~~14~~12
5.5.	Pledged Stock	~~14~~12
5.6.	Receivables	~~14~~13
5.7.	Intellectual Property	13

SECTION 6.	COVENANTS	~~15~~14
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6.1.	Delivery of Certificated Securities	~~15~~14
6.2.	Maintenance of Insurance	~~15~~14
6.3.	Payment of Obligations	~~15~~14
6.4.	Maintenance of Perfected Security Interest; Further Documentation	15
6.5.	Notices	~~16~~15
6.6.	Pledged Stock	~~16~~15
6.7.	Receivables	~~17~~16
6.8.	Intellectual Property	16

SECTION 7.	REMEDIAL PROVISIONS	~~17~~18

7.1.	Certain Matters Relating to Receivables	~~17~~18
7.2.	Communications with Obligors; Grantors Remain Liable	18
7.3.	Pledged Stock	~~18~~19
7.4.	Proceeds to be Turned Over to Administrative Agent	~~19~~20
7.5.	Application of Proceeds	~~19~~20
7.6.	Code and Other Remedies	20
7.7.	Registration Rights	~~21~~22
7.8.	Deficiency	~~21~~22

SECTION 8.	THE ADMINISTRATIVE AGENT	~~22~~23

8.1.	Administrative Agent’s Appointment as Attorney-in-Fact, ~~etc.~~Etc.	~~22~~23
8.2.	Duty of Administrative Agent	~~23~~24
8.3.	Execution of Financing Statements	~~23~~24
8.4.	Further Assurances	24
~~8.4~~8.5.	Authority of Administrative Agent	~~23~~25

SECTION 9.	MISCELLANEOUS	~~24~~25

9.1.	Amendments in Writing	~~24~~25
9.2.	Notices	~~24~~25
9.3.	No Waiver by Course of Conduct; Cumulative Remedies	~~24~~25
9.4.	Expenses; Indemnity	~~24~~25
9.5.	Successors and Assigns	~~25~~26
9.6.	Right of Set-Off	~~25~~26
9.7.	Counterparts	~~25~~26
9.8.	Severability	~~25~~27
9.9.	Section Headings	~~25~~27
9.10.	Integration	~~25~~27
9.11.	GOVERNING LAW	~~26~~27
9.12.	Submission to Jurisdiction; Waivers	~~26~~27
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9.13.	Acknowledgments	~~26~~28
9.14.	Additional Guarantors and Grantors	~~26~~28
9.15.	Releases; Reinstatement	~~27~~28
9.16.	Conflict of Laws	~~28~~29
9.17.	WAIVER OF JURY TRIAL	~~28~~29
9.18.	Amendment and Restatement	~~28~~29

SCHEDULES
Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Stock
Schedule 3	Jurisdiction of Incorporation
Schedule 4	Domestic Subsidiaries
Schedule 5	Non-Pledging Subsidiaries
Schedule 6	Intellectual Property
Schedule 7	Hawthorne IP
Schedule 8	Specified Excluded IP
ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Copyright Security Agreement
Annex 3	Form of Patent Security Agreement
Annex 4	Form of Trademark Security Agreement

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THIS SIXTH AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 8, 2022 made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation (the “Company”), the Subsidiary Borrowers~~,~~ (as defined in the Credit Agreement) from time to time parties to the Credit Agreement, the Co-Syndication Agents and the Co-Documentation Agents named therein and the Administrative Agent.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company and the Subsidiary Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, the Company and each Subsidiary Borrower is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Company and each Subsidiary Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, the Company, each Subsidiary Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Company and any Subsidiary Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties; and
WHEREAS, it is acknowledged and agreed by each party hereto that (i) this Agreement hereby amends and restates in all respects that certain Fifth Amended and Restated Guarantee and Collateral Agreement (the “Existing Guarantee and Collateral Agreement”) dated as of July 5, 2018, among the Company, the Grantors party thereto, the several banks and other financial institutions parties thereto and the Administrative Agent, in accordance with the terms and conditions set forth in this Agreement, (ii) from and after the date hereof, each reference to the “Agreement” or other reference originally applicable to the Existing Guarantee and Collateral Agreement contained in any Loan Document shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time and (iii) it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Guarantee and Collateral Agreement nor impair the liens and security interests created thereunder, but that this Agreement amend and restate in its entirety the Existing Guarantee and Collateral Agreement and re-evidence the obligations and liabilities of each Grantor outstanding thereunder and that such obligations and liabilities shall remain in full force and effect and to the fullest extent permitted by applicable law this Agreement shall not adversely affect the liens and security interests created under the Original Security Agreement or the priority thereof.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company and each Subsidiary Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1.    DEFINED TERMS
1.1.    Definitions
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Equipment, Inventory, Instruments and Supporting Obligations.
(b)    The following terms shall have the following meanings:
“After-Acquired Intellectual Property”: as defined in Section 6.8(b).
“Agreement”: this Sixth Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Amendment No. 1 Effective Date” means the Amendment Effective Date (as defined in that certain Amendment No. 1, dated as of July 31, 2023, to this Agreement, by and among each Grantor party thereto and the Administrative Agent).

“Collateral”: as defined in Section 4.
“Copyright Licenses”: all agreements, licenses and covenants providing for the grant to or from a Grantor of a license or other right to use or exploit any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright.

“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all works of authorship and all intellectual property rights therein, all copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications in the United States Copyright Office listed on Schedule 6, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto; but excluding any Excluded IP.

“Excluded IP”: (i) the Intellectual Property owned or licensed by, or otherwise used in the business of, the Hawthorne Entities contemplated to be assigned, transferred or exclusively licensed to the Hawthorne Entities by the Project Bob Transaction that is listed on Schedule 7 (but such Intellectual Property shall only be excluded until the date described in Section 6.8(j) of this Agreement), (ii) the Intellectual Property listed on Schedule 8, (iii) any foreign Intellectual Property, (iv) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law and (v) any Intellectual Property to the extent that, and for so long as, such Intellectual Property is excluded as Collateral pursuant to the penultimate paragraph of Section 4.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America, except for any such Subsidiary which is a “check-the-box” entity under Regulation section 301.7701-3 of the Code.
“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
“Full Security Period”: any period from and after the Effective Date other than any Unsecured Period.
“Guarantors”: the collective reference to each Grantor other than the Company. For the avoidance of doubt, notwithstanding any other provision of this Agreement, the parties hereto expressly agree that no Foreign Subsidiary shall be a Guarantor.
“Intellectual Property”: with respect to any Grantor, the collective reference to all rights, priorities and privileges relating to intellectual property, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto; but excluding any Excluded IP.

“Intellectual Property Security Agreements”: collectively, the Copyright Security Agreements, each substantially the form of Annex 2, the Patent Security Agreements, each substantially in the form of Annex 3 and the Trademark Security Agreements, each substantially in the form of Annex 4.

“Issuers”: the collective reference to each issuer of any Pledged Stock.
“Material Intellectual Property”: has the meaning provided in the Credit Agreement.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations”: has the meaning provided in the Credit Agreement.

“Patent Licenses”: all agreements, licenses and covenants providing for the grant to or from a Grantor of a license or other right to use or exploit any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent.

“Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all patentable inventions and designs, all patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including, without limitation, (i) each patent and patent application in the United States Patent and Trademark Office listed on Schedule 6, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all inventions and improvements described and claimed therein, (iv) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (vi) all other rights accruing thereunder or pertaining thereto; but excluding any Excluded IP.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary of the Company (to the extent required to be pledged under Section 5.11 of the Credit Agreement) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall the “Pledged Stock” include the Capital Stock of any of the Subsidiaries listed on Schedule 5 or more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.
“Qualified Keepwell Provider”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
“Ratings Release Date”: as defined in Section 9.15(c).
“Receivable”: shall mean any Account and any other right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance, other than Sold Receivables Assets.
“Secured Parties has the meaning provided in the Credit Agreement.
“Securities Act”: the Securities Act of 1933, as amended.
“Specified Conditions” means, at any time of determination thereof, (a) no Incremental Term Loans in the form of an institutional term loan B facility have been issued and are outstanding pursuant to Section 2.20 of the Credit Agreement and (b) (i) the Company’s “corporate credit rating” from S&P (or such other term as S&P may from time to time use to describe the Company’s senior unsecured non-credit enhanced long term indebtedness, such rating, the “S&P Rating”) shall be at least BBB- (with a stable outlook) and the Company’s “corporate family rating” from Moody’s (or such other term as Moody’s may from time to time use to describe the Company’s senior unsecured non-credit enhanced long term indebtedness, such rating, the “Moody’s Rating”) shall be at least Baa3 (with a stable outlook) or (ii) (x) the Company’s S&P Rating shall be at least BBB- (with a stable outlook) or the Company’s Moody’s Rating shall be at least Baa3 (with a stable outlook) and (y) the Leverage Ratio is less than or equal to 2.50 to 1.00.
“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Obligation” shall mean, with respect to any Person, any obligation to pay or perform under any Swap.
“Trademark Licenses”: all agreements, licenses and covenants providing for the grant to or from a Grantor of a license or other right to use or exploit any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark or permitting co-existence with respect to a Trademark (including, without limitation, those listed on Schedule 6).

“Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and, with respect to any and all of the foregoing, (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 6, (ii) all extensions and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto; but excluding any Excluded IP.

“Trade Secret Licenses”: all agreements, licenses and covenants providing for the grant to or from a Grantor of a license or other right to use or exploit any Trade Secret or otherwise providing for a covenant not to sue for misappropriation or other violation of a Trade Secret.

“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and with respect to any and all of the foregoing, (ii) all rights to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (iii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iv) all other rights of any kind accruing thereunder or pertaining thereto; but excluding any Excluded IP.

“Unsecured Period”: as defined in Section 9.15(c).
1.2.    Other Definitional Provisions (a)     The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2.    BORROWER GUARANTEE
2.1.    Company Guarantee (a)    The Company hereby, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Subsidiary when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than with respect to any Guarantor any Excluded Swap Obligations of such Guarantor).
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Company hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Company under applicable federal and state laws relating to the insolvency of debtors.
(c)    The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of the Company under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments and Loans shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement each applicable Subsidiary may be free from any Obligations.
(d)    No payment made by any Subsidiary, any of the other Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary, any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment (other than any payment made by the Company in respect of the Obligations or any payment received or collected from the Company in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Company hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans are terminated.
2.2.    No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the applicable Subsidiary or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Subsidiaries in respect of payments made by the Company hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiaries on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
2.3.    Amendments, ~~etc~~Etc. with respect to the Obligations. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.4.    Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and the Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the applicable Subsidiary with respect to the Obligations. The Company understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any Subsidiary) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiaries for the Obligations, or of the Company under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
3.4.    Amendments, ~~etc~~Etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 3 or any property subject thereto.
3.5.    Guarantees Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon any of the guarantees contained in this Section 3 or acceptance of the guarantees contained in this Section 3; the Obligations and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 3; and all dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 3. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantees contained in this Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligations, or of such Guarantor under the guarantee contained in this Section 3, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the

(e)    all Intellectual Property;
(f)    ~~(e)~~all books and records pertaining to the Collateral; and
(g)    ~~(f)~~to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing.
Notwithstanding any of the other provisions set forth in this Section 4, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Pledged Stock, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of Intellectual Property rights owned by the Grantors.

Without limiting the foregoing, each of the Grantors that is a party to the Existing Guarantee and Collateral Agreement hereby regrants, confirms, ratifies and reaffirms the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Existing Guarantee and Collateral Agreement and agrees that such security interest (including, without limitation, any filings made in connection therewith) remains in full force and effect and is hereby ratified, reaffirmed and confirmed.
SECTION 5.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company and each Subsidiary Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that other than during any Unsecured Period:
5.1.    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.
5.2.    Perfected First Priority Liens. The security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (other than Inventory sold by such Grantor in the ordinary course of business and except as otherwise permitted by the Credit Agreement), to the extent that perfection or enforceability against third parties is obtainable by completion of the filings and other actions set forth on Schedule 3 or any similar filings or other actions in other jurisdictions in the United States of America and are prior to all other Liens on the Collateral which have priority over the

Liens on the Collateral by operation of law and other Liens on the Collateral permitted by the Credit Agreement.
5.3.    Jurisdiction of Organization. On the Effective Date, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any) are set forth on Schedule 3. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organizational document and good standing certificate as of a date which is recent to the Effective Date.
5.4.    Domestic Subsidiaries. On the Effective Date, Schedule 4 sets forth a true and complete list of the Domestic Subsidiaries.
5.5.    Pledged Stock.
(a)    The shares of the Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
(b)    All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
(c)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and except as permitted under Section 6.01 of the Credit Agreement.
5.6.    Receivables. During any Full Security Period,
(a)    None of the obligors on any Receivables (other than Receivables which, when taken together with all other Receivables of each Grantor, have an aggregate value less than or equal to $25,000,000) is a Governmental Authority.
(b)    The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.
5.7.    Intellectual Property.

(a)    Schedule 6 lists all of the following Intellectual Property as of the Amendment No. 1 Effective Date, to the extent owned by such Grantor in its own name: (i) issued Patents and pending Patent applications, (ii) trademarks, service marks and trade dress registered with the United States Patent and Trademark Office, and applications for the registration thereof, and (iii) registered Copyrights, and applications to register Copyrights. All Material Intellectual Property is recorded or in the process of being recorded in the name of such Grantor. Except as set forth on Schedule 6, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Material Intellectual Property owned by such Grantor, in each case free and clear of all Liens other than Permitted Liens.

(b)    Except as set forth on Schedule 6, all Material Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed in all material respects all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor constituting Material Intellectual Property in full force and effect, unless, to the extent that such Intellectual Property no longer constitutes Material Intellectual Property, such Grantor has reasonably determined that the preservation thereof is no longer desirable in the conduct of such Grantor’s business.

(c)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) no action or proceeding is pending, or, to the knowledge of a Responsible Officer of such Grantor, threatened, alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the intellectual property rights of any other Person, and (ii) to the knowledge of a Responsible Officer of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any Intellectual Property of such Grantor.

(d)    Such Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of such Grantor that constitute Material Intellectual Property, in each case consistent with industry standards, and has taken commercially reasonable measures to ensure that all licensees of all such Trademarks comply with such Grantor’s standards of quality.

(e)    Such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, appropriate notice of its trademark rights in common law Trademarks, proper marking practices in connection with its Patents, and appropriate notice of copyright in connection with the publication of its Copyrights, in each case, to the extent such Trademarks, Patents or Copyrights constitute Material Intellectual Property.

(f)    The consummation of the transactions contemplated by this Agreement will not result in the termination, limitation or other material impairment of any of such Grantor’s rights in its Material Intellectual Property.

(g)    Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards. Except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person, (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

SECTION 6.    COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments and Loans shall have terminated (other than Unliquidated Obligations), other than during any Unsecured Period,
6.1.    Delivery of Certificated Securities. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Stock and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
6.6.    Pledged Stock.
(a)    If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer which is a direct or indirect Domestic Subsidiary of such Grantor and which is Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed (including by delivery of related stock or bond powers) by such Grantor to the Administrative Agent, if required by the Credit Agreement, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Except as otherwise permitted by the Credit Agreement, after an Event of Default has occurred and any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for such Obligations except to the extent permitted under Section 7.3. If any sums of money or property so paid or distributed in respect of the Collateral upon the liquidation or dissolution of any issuer not permitted by the Credit Agreement shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
Without the prior written consent of the Administrative Agent or unless not otherwise prohibited by the Credit Agreement, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral (except pursuant to a transaction not prohibited by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or otherwise permitted by the Credit Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Collateral.
In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.5 with respect to the Pledged Stock issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 with respect to the Pledged Stock issued by it.
6.7.    Receivables. During any Full Security Period,
(a)    Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable, in each case, in any manner that could materially adversely affect the value thereof.
(b)    Anything contained in this Agreement to the contrary notwithstanding, the Grantors, or any of them, shall have the right to enter into one or more Receivables Purchase Facilities, as contemplated by the Credit Agreement, and the Administrative Agent shall execute any and all documents reasonably necessary to release its security interest in the Receivables which become Sold Receivables Assets upon the consummation of such Receivables Purchase Facility(ies).
6.8.    Intellectual Property.
(a)    Such Grantor will not do any act or omit to do any act whereby any Material Intellectual Property may lapse, become abandoned, cancelled, dedicated to the public, forfeited, or otherwise impaired, or abandon any application or any right to file an application for a Copyright, Patent, or Trademark constituting Material Intellectual Property; provided that no Grantor shall be required to preserve any Intellectual Property that no longer constitutes Material Intellectual Property if such Grantor reasonably determines that the preservation thereof is no longer desirable in the conduct of such Grantor’s business.

(b)    Such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any item of Intellectual Property, (ii) file (either by itself or through any agent, employee, licensee, or designee) any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office or (iv) file an accepted Statement of Use or Amendment to Allege Use with respect to any “intent-to-use” Trademark application (the items in clauses (i), (ii) (iii) and (iv), collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 4 shall automatically apply thereto, and any such After-Acquired Intellectual Property shall automatically become part of the Collateral, and such Grantor shall give prompt (and, in any event simultaneously with delivery of the compliance certificate required by Section 5.02(a) of the Credit Agreement for the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Administrative Agent in accordance herewith, and shall promptly take the actions specified in Section 6.8(c) with respect thereto.
(c)    Such Grantor shall execute Intellectual Property Security Agreements with respect to the Intellectual Property included in the Collateral as of the date hereof, as well as any After-Acquired Intellectual Property, in substantially the form of Annexes 2, 3 or 4, as applicable, in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
(d)    Such Grantor shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property that constitutes Intellectual Property.
(e)    Such Grantor shall promptly notify the Administrative Agent if a Responsible Officer of such Grantor knows that any item of Material Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office or the United States Copyright Office, or any court) or (iv) the subject of any reversion or termination rights.
(f)    Such Grantor shall (and shall require its licensees to) use proper notice of its Intellectual Property rights in connection with the use of any of its Material Intellectual Property.
(g)    Such Grantor shall not infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights of any other Person in any manner which could reasonably be expected to have a Material Adverse Effect. In the event that any Person initiates, or threatens in writing to initiate, any action or proceeding alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person, and such action or proceeding could reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Administrative Agent after a Responsible Officer of such Grantor has knowledge thereof.
(h)    In the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by another Person, such Grantor shall (i) promptly take all reasonable actions to protect and enforce its rights in such Intellectual Property and (ii) promptly notify the Administrative Agent after a Responsible Officer of such Grantor has knowledge thereof.
(i)    Such Grantor shall take commercially reasonable steps to protect the confidentiality of all Trade Secrets constituting Material Intellectual Property.
(j)    Notwithstanding anything to the contrary set forth in this Agreement, the Grantors shall not be required to grant to the Administrative Agent a security interest in the Intellectual Property owned or licensed by, or otherwise used in the business of, the Hawthorne Entities contemplated to be assigned, transferred or exclusively licensed to the Hawthorne Entities by the Project Bob Transaction that is listed on Schedule 7 until the date that is ninety (90) days following the Amendment No. 1 Effective Date (or such later date as is agreed to by the Administrative Agent in its reasonable discretion).
(k)    To the extent that any Grantor’s ownership of any issued, registered or applied for Intellectual Property (other than any Intellectual Property listed under the heading “Copyrights” on Schedule 6 and noted with an asterisk (*)) included in the Collateral is not accurately reflected in the public records of the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or to the extent there are any gaps or other deficiencies in the chain of title of such Intellectual Property in the public records of the United States Patent and Trademark Office or the United States Copyright Office, such Grantor agrees to use commercially reasonable efforts to promptly (i) execute and record such documents or other instruments and (ii) take such other actions reasonably required by the Administrative Agent, in each case to clean up the chain of title and to accurately reflect such Grantor’s ownership of such Intellectual Property in the public records of the United States Patent and Trademark Office and the United States Copyright Office. Each Grantor will use commercially reasonable efforts to complete the foregoing within 120 days following the Amendment No. 1 Effective Date (or such later date as is agreed to by the Administrative Agent in its reasonable discretion).
SECTION 7.    REMEDIAL PROVISIONS

7.1.    Certain Matters Relating to Receivables. During any Full Security Period,
(a)    The Administrative Agent shall have the right after the occurrence and during the continuance of an Event of Default to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
(b)    The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)    At the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
7.2.    Communications with Obligors; Grantors Remain Liable. During any Full Security Period,
(a)    The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
(b)    Upon the written request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on its Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
7.3.    Pledged Stock.
(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock, to the extent not prohibited by the Credit Agreement, to pay and declare dividends to the extent permitted by the Credit Agreement and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in accordance with Section 7.5 below, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.
7.4.    Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent under this Section 7.4 shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.
7.5.    Application of Proceeds. At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;
Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.
Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.
7.6.    Code and Other Remedies.
(a)    ~~.~~ If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, in accordance with Section 7.5 of this ~~agreement~~Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b)    In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the exploitation of such Intellectual Property, including the manufacture, distribution, advertising and sale of products or the provision of services under such Intellectual Property, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

(c)    For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 7.6 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, to the extent it has the right to do so (i) an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all intellectual property now or hereafter owned or licensed by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof) and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased, or otherwise occupied by such Grantor.

SECTION 8.    THE ADMINISTRATIVE AGENT
8.1.    Administrative Agent’s Appointment as Attorney-in-Fact, ~~etc~~Etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)    ~~(ii)~~ pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    ~~(iii)~~ execute, in connection with any sale provided for in Section 7.6 or 7.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    ~~(iv)~~ (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (~~1~~2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (~~2~~3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (~~3~~4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (~~4~~5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (~~5~~6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (~~6~~8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with

8.4    Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, each Grantor shall:
(a)    file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Administrative Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby; and
(b)    take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office.
8.5.    ~~8.4~~ Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 9.    MISCELLANEOUS
9.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.
9.2.    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
9.3.    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.
9.7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

9.8.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
9.9.    Section Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
9.10.    Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the matter hereof. There are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
9.11.    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
9.12.    Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
(a)    submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court;
(b)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of clear of any liens created by this Agreement and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)    At such time as the Specified Conditions shall be in effect, the Company shall have the right by written notice to the Administrative Agent to require all Collateral be released from any security interest created hereby. On any such date (a “Ratings Release Date”), all rights to the Collateral shall transfer and revert to the Company and the Guarantors (the period from and after any such date (and prior to a reinstatement required pursuant to Section 9.15(d)), an “Unsecured Period”). On any such Ratings Release Date, the Grantors shall be authorized and the Administrative Agent hereby authorizes each Grantor, to prepare and record UCC termination statements with respect to any financing statements recorded by the Administrative Agent hereunder. At the request and sole expense of the Company following a Ratings Release Date, the Administrative Agent shall deliver to the Company any Collateral (including certificates representing the Pledged Stock) held by the Administrative Agent hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.
(d)    Notwithstanding clause (c) of this Section 9.15, in the event that the Specified Conditions shall no longer be in effect at any time during an Unsecured Period, the Collateral shall be reinstated in full within sixty days of such event, along with any necessary UCC filings, modifications to the Schedules hereto and such other actions requested by the Administrative Agent as are reasonably necessary to grant a first priority perfected security interest (subject to Liens otherwise permitted by this Agreement and the Credit Agreement) in such Collateral.
9.16.    Conflict of Laws. Notwithstanding anything to the contrary herein, in the event that any provision of any pledge, charge or foreign equivalent executed by any Foreign Subsidiary and governed by the laws of the applicable foreign jurisdiction is inconsistent with any corresponding provision in this Agreement, the provision in such pledge, charge or foreign equivalent shall govern.
9.17.    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
9.18.    ~~9.18~~ Amendment and Restatement. Each Grantor party to the Existing Guarantee and Collateral Agreement affirms its duties and obligations under the terms and conditions of the Existing Guarantee and Collateral Agreement, and agrees that its obligations outstanding under the Existing Guarantee and Collateral Agreement, as amended and restated as of the date hereof by this Agreement, remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each

Grantor acknowledges and agrees with the Administrative Agent that the Existing Guarantee and Collateral Agreement is amended, restated, and superseded in its entirety pursuant to the terms hereof.

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Annex 1 to
Sixth Amended and Restated Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________, a ______________ corporation (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :
WHEREAS, The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), the Subsidiary Borrowers, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent have entered into a Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Company and certain of its Affiliates (other than the Additional Grantor) have entered into the Sixth Amended and Restated Guarantee and Collateral Agreement, dated as of April 8, 2022 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement~~;~~.
NOW, THEREFORE, IT IS AGREED:
1.    Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and as a Grantor thereunder with the same force and effect as if originally named therein as a as a Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2.    Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

2
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:___________________________
Name:
Title:

Annex 1-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

ANNEX B

Schedules 5, 6, 7 and 8 and Annexes 2, 3 and 4

Attached

Schedule 5
SUBSIDIARIES WHOSE CAPITAL STOCK IS NOT PLEDGED
•    Scotts Global Services, Inc., an Ohio corporation
•    Scotts Servicios, S.A. de C.V. (Mexico)
•    Scotts de Mexico S.A. de C.V. (Mexico)
•    SMG Germany GmbH
•SMG Gardening (UK) Limited
•Scotts Sierra (China) Co. Ltd.
•Miracle-Gro Tecnologia & Servicios, S. de R.L. de C.V.
•    The Scotts Miracle-Gro Foundation

Schedule 6

Intellectual Property

COPYRIGHT REGISTRATIONS

PATENTS AND PATENT APPLICATIONS

TRADEMARK APPLICATIONS AND REGISTRATIONS

Schedule 7

Hawthorne IP

Excluded Trademarks

Excluded Patents

Schedule 8

Specified Excluded IP

Annex 2 to
Sixth Amended and Restated Guarantee and Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [ ], 202[_] (this “Agreement”), is made by each of the signatories hereto indicated as a “Grantor” (each, a “Grantor” and collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as administrative agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation, as a Borrower (as defined therein), the Subsidiary Borrowers (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto, the Administrative Agent and the other parties party thereto, the Lenders have severally agreed to make extensions of credit, upon the terms and conditions set forth therein, to the Borrowers;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrowers under the Credit Agreement, the Grantors entered into a Sixth Amended and Restated Guarantee and Collateral, dated as of April 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), between each of the Grantors and the Administrative Agent, pursuant to which each of the Grantors assigned, transferred and granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Copyright Collateral (as defined below); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, each Grantor agreed to execute and this Agreement, in order to record the security interest granted to the Administrative Agent for the benefit of the Secured Parties with the United States Copyright Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all works of authorship and all intellectual property rights therein, all copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications in the United States Copyright Office listed in Schedule A attached hereto, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto; but excluding any Excluded IP.

SECTION 3. Guarantee and Collateral Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5. Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as a Grantor By: ______________________________ Name: Title:

Accepted and Agreed: JPMORGAN CHASE BANK, N.A. as Administrative Agent By: ______________________________ Name: Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE A
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS

Title	Registration No.	Registration Date

COPYRIGHT APPLICATIONS

Title	Application / Case No.	Filing Date

Annex 3 to
Sixth Amended and Restated Guarantee and Collateral Agreement

[FORM OF] PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [ ], 202[_] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each, a “Grantor” and collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as administrative agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation, as a Borrower (as defined therein), the Subsidiary Borrowers (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto, the Administrative Agent and the other parties party thereto, the Lenders have severally agreed to make extensions of credit, upon the terms and conditions set forth therein, to the Borrowers;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrowers under the Credit Agreement, the Grantors entered into a Sixth Amended and Restated Guarantee and Collateral, dated as of April 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), between each of the Grantors and the Administrative Agent, pursuant to which each of the Grantors assigned, transferred and granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, each Grantor agreed to execute and this Agreement, in order to record the security interest granted to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all patentable inventions and designs, all patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including without limitation: (i) each patent and patent application in the United States Patent and Trademark Office listed in Schedule A attached hereto, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all inventions and improvements described and claimed therein, (iv) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (vi) all other rights of any accruing thereunder or pertaining thereto; but excluding any Excluded IP.

SECTION 3. Guarantee and Collateral Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5. Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as a Grantor By: ______________________________ Name: Title:

Accepted and Agreed: JPMORGAN CHASE BANK, N.A., as Administrative Agent By: ______________________________ Name: Title:

[Signature Page to Patent Security Agreement]

SCHEDULE A
to
PATENT SECURITY AGREEMENT
PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Annex 4 to
Sixth Amended and Restated Guarantee and Collateral Agreement

[FORM OF] TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [ ], 202[_] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each, a “Grantor” and collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as administrative agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation, as a Borrower (as defined therein), the Subsidiary Borrowers (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto, the Administrative Agent and the other parties party thereto, the Lenders have severally agreed to make extensions of credit, upon the terms and conditions set forth therein, to the Borrowers;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrowers under the Credit Agreement, the Grantors entered into a Sixth Amended and Restated Guarantee and Collateral, dated as of April 8, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), between each of the Grantors and the Administrative Agent, pursuant to which each of the Grantors assigned, transferred and granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, each Grantor agreed to execute and this Agreement, in order to record the security interest granted to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.

SECTION 2. Grant of Security Interest

SECTION 2.1 Grant of Security. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications in the United States Patent and Trademark Office listed in Schedule A attached hereto, (ii) all extension and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to (i) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, and (ii) any other Excluded IP.

SECTION 3. Guarantee and Collateral Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5. Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as a Grantor By: ______________________________ Name: Title:

Accepted and Agreed: JPMORGAN CHASE BANK, N.A., as Administrative Agent By: ______________________________ Name: Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date